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                                 EXHIBIT 10.47

                        CAVELL ENERGY (U.S.) CORPORATION
                               500-4TH AVENUE S.W.
                                   SUITE 1200
                            CALGARY, ALBERTA T2P 2V6



                               September 19, 1996


Lyco Energy Corporation
Suite 1600
6688 North Central Expressway
Dallas, Texas  75206-3927

Attention:     Robert G. Moore, Jr.
               Vice President - Land & Contracts

Tipperary Oil & Gas Corporation
Suite 1550
633-17th Street
Denver, Colorado  80202

Attention:     David L. Bradshaw
               President and CEO

               Re:  Exploration Agreement;  Divide County, North Dakota

Gentlemen:

     Reference is made to that certain Divide Exploration Agreement (the "Exploration Agreement") dated as of June 27, 1996, between Tipperary Oil & Gas Corporation ("Tipperary") and Lyco Energy Corporation ("Lyco") and that certain Joint Operating Agreement (the "Operating Agreement") dated as of June 27, 1996, among Lyco Operating Company ("LOC"), as Operator, and Lyco and Tipperary as Non-Operators.

     Effective as of August 1, 1996, Tipperary has assigned and conveyed to Cavell Energy (U.S.) Corporation ("Cavell") an undivided twenty-five percent (25%) interest in and to all of the oil and gas leases and other mineral interests owned by Tipperary as of such date, subject to the provisions of the Exploration Agreement and Operating Agreement. The parties now desire to set forth their agreement concerning the addition of Cavell as a party to the Exploration Agreement and Operating Agreement and certain amendments to such agreements. In consideration of the mutual promises set forth herein and other good and

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Lyco Energy Corporation
Tipperary Oil & Gas Corporation
September 19, 1996
Page 2


valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lyco, LOC, Tipperary and Cavell hereby agree as follows:

     1. RECOGNITION OF CAVELL. Lyco and LOC hereby acknowledge and consent to the assignment from Tipperary to Cavell referenced above, and they agree that effective August 1, 1996, Cavell shall be recognized as a party to the Exploration Agreement and Operating Agreement and that Cavell shall have all of the rights and obligations under such agreements (as amended by this agreement) that are attributable to an undivided twenty-five percent (25%) interest in all of the leases, mineral rights, lands and the Area of Mutual Interest that are subject to such agreements.

     2. INTERESTS OF PARTIES. The parties agree that effective August 1, 1996, the interests of the parties in the Exploration Agreement, Operating Agreement and all properties, lands and rights appurtenant thereto shall be owned fifty percent (50%) by Lyco, twenty-five percent (25%) by Tipperary and twenty-five percent (25%) by Cavell, and effective as of the date hereof, Tipperary shall have no further obligation or liability with regard to the twenty-five percent (25%) interest owned by Cavell, provided, however, that nothing contained herein shall affect in any respect the obligations and responsibilities of Tipperary under the Exploration Agreement with respect to liabilities allocable or attributable to the period of time prior to the date hereof. The parties agree that the provisions of the Exploration Agreement and Operating Agreement are hereby amended as appropriate to reflect the addition of Cavell as a party, and to provide that all votes and approvals contemplated by such agreements shall be determined by votes of the parties in accordance with the foregoing percentage interests. All notices to Cavell authorized or required under the Exploration Agreement or the Operating Agreement shall be given to Cavell at the following address:

          Cavell Energy (U.S.) Corporation
          500 - 4th Avenue S.W.
          Suite 1200
          Calgary, Alberta  T2P 2V6

          Attention:   Land Department

          Telephone:     403/269-8337
          FAX:           403/264-1627

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Lyco Energy Corporation
Tipperary Oil & Gas Corporation
September 19, 1996
Page 3


     3. AMENDMENTS. In addition to the amendments provided under paragraph 2, the Exploration Agreement and Operating Agreement shall be amended as follows:

          (a) Article XIV(e) of the Exploration Agreement shall be amended to provide that if an outside time requirement is applicable to a response period, then the outside time requirement must be set forth in the notice from the notifying party before it shall be binding on the receiving parties.

          (b)  In order to perfect the reciprocal liens granted by
Article VII.B. of the Operating Agreement, the parties agree to negotiate in good faith with the intention of reaching agreement upon the terms and conditions of a Recording Supplement and related financing statements to be filed in the real property records of Divide County and the appropriate North Dakota UCC records.

          (c) Article V.B. of the Operating Agreement is amended to provide that if Lyco sells or otherwise disposes of all of its interest in the Area of Mutual Interest (as defined in the Exploration Agreement) to an independent third party, then upon written request by Non-Operators LOC shall promptly resign as the Operator effective thirty (30) days after LOC's receipt of such request. As used herein, the terms (i) "sells or otherwise disposes" shall mean a transfer for consideration, but shall not include a transfer by merger, reorganization, consolidation, or change of control pursuant to a sale of stock or otherwise, and (ii) "independent third party" shall mean a party other than a party directly or indirectly controlling, controlled by, or under common control with, such party; a party shall be deemed to control another party if the controlling party owns 10% or more of any class of voting securities (or other similar equity interest in a partnership or limited liability company) of the controlled party or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person, whether through ownership of stock, contract or otherwise.

     Except as amended by paragraph 2 and this paragraph 3, all of the terms and conditions of the Exploration Agreement and the Operating Agreement shall remain in full force and effect.

     4. COUNTERPARTS. This agreement may be executed in any number of counterparts and each such counterpart as executed shall have the same force and effect as an original instrument as if all the parties to the aggregate counterparts had signed the same document. Delivery of an executed counterpart of this agreement by facsimile shall be equally effective as delivery of a manually executed counterpart, and the failure to deliver a

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Lyco Energy Corporation
Tipperary Oil & Gas Corporation
September 19, 1996
Page 4


manually executed counterpart shall not affect the validity, enforceability or binding effect of this agreement.

     If the foregoing accurately sets forth our agreement, please execute this letter in the space provided below.

                             Very truly yours,

                             CAVELL ENERGY (U.S.) CORPORATION


                             By:   /s/ Murray D. McCartney
                                   ------------------------------
                                   Murray D. McCartney, President


ACCEPTED AND AGREED TO
this 19th day of September 1996:


LYCO ENERGY CORPORATION              TIPPERARY OIL & GAS CORPORATION


By:  /s/ Robert G. Moore, Jr.        By:  /s/ David L Bradshaw
     ------------------------             ------------------------
     Name:  Robert G.  Moore, Jr.         David L. Bradshaw, President
     Title: Vice President-
            Land and Contracts



LYCO OPERATING COMPANY


By:  /s/ Charles B. Wiley
     ------------------------
     Name:  Charles B.  Wiley
     Title: Vice President